AMENDMENT

                                       TO

                           SECOND AMENDED AND RESTATED

                              PARTNERSHIP AGREEMENT

                                       OF

                            TRUMP'S CASTLE ASSOCIATES

     Amendment to the Second Amended and Restated Partnership Agreement, made this 7th day of October 1996, by and among DONALD J. TRUMP ("Trump"), an individual having an address at 725 Fifth Avenue, New York, New York 10022, TC/GP, INC., a Delaware Corporation ("TC/GP"), and TRUMP'S CASTLE HOTEL & CASINO, INC., a New Jersey Corporation ("TCHI").

                              W I T N E S S E T H:

     WHEREAS, TCHI and Trump, as general partners and Trump as limited partner, formed a partnership (the "Partnership") by entering into an Agreement of Limited Partnership under the laws of the State of New Jersey on May 24, 1985, and amended such agreement on December 14, 1988, August 8, 1990, February 7, 1992 and February 10, 1992 and further amended and restated such agreement as set forth in an Amended and Restated Partnership Agreement dated May 29, 1992 and a Second Amended and Restated Partnership Agreement dated December 30, 1993 (said Second Amended and Restated Partnership Agreement as in effect on the date hereof is referred to herein as the "Partnership Agreement"); and

     WHEREAS, Trump, TCHI and TC/GP desire to amend the Agreement to convert the Partnership from a general partnership to a limited partnership under the laws of the State of New Jersey effective on the date hereof and to continue the Partnership as a limited partnership under the New Jersey Uniform Limited Partnership Law; and

     WHEREAS, in conjunction with the conversion of the Partnership to a limited partnership, Trump, TCHI and TC/GP desire to add the designation "L.P." to the name of the Partnership.

     NOW THEREFORE, it is agreed that:

     1. Effective on or after the date hereof, paragraph 1.1 of the Partnership Agreement is hereby amended in its entirety to read as follows:

     "1.1 Name. The name of the Partnership shall be, and the business of the Partnership shall be conducted under the name of, "Trump's

     Castle Associates, L.P.". All contracts of the Partnership shall be made, all instruments and documents executed, and all acts of the Partnership done, in the name of the Partnership; and all properties of the Partnership shall be acquired, held and disposed of in the name of the Partnership or in a designated nominee."

     2. The following definitions are added to Article 2 of the Partnership
Agreement:

     "General Partners" shall mean Trump, TC/GP and TCHI, their duly admitted successors and assigns as general partners hereof, and any other Person who is a general partner of the Partnership at the time of reference thereto.

     "Limited Partners" shall mean Trump and TC/GP, their permitted successors or assigns as limited partners hereof, and any Person who is a limited partner of the Partnership at the time of reference thereto.

     3. The definition of "Partner" under Article 2 of the Partnership Agreement is hereby amended in its entirety to read as follows:

     "Partners" shall mean the General Partners and the Limited Partners, their duly admitted successors or assigns or any Person who is a partner of the Partnership at the time of reference thereto.

     4. Effective on and after the date hereof, Paragraph 4.5 of the Partnership Agreement is hereby amended in its entirety to read as follows:

     "As at any date, each Partner's "Partnership Percentage" shall mean such Partner's cumulative General Partner and Limited Partner percentage interest in the Profits and Losses of the Partnership determined in accordance with this
Section 4.5. As at the date of this Agreement the Partnership Percentage of each Partner is as follows:

                    Limited         General
                    Partnership     Partnership       Partnership
         Partner    Interest        Interest          Percentage
         -------    -----------     -----------       -----------
         Trump      60.5%           1.0%              61.5%
         TC/GP      36.5%           1.0%              37.5%
         TCHI         --            1.0%               1.0%

     5. Effective on and after the date hereof, Paragraph 6.2 of the Partnership Agreement is amended in its entirety to read as follows:

     6.2. Partners. The day-to-day control of the business, operations and activities of the Partnership shall be vested in and conducted by the General Partners which shall be responsible for supervising the activities of the Partnership's officers, employees and agents. Except as otherwise provided expressly in this Agreement, and subject to the provisions of Section 6.1 and
Article 7, the General Partners shall have full authority in the name and on behalf of the Partnership to do all things deemed necessary or desirable by them in the conduct of the business of the Partnership, including, without limitation, the right to enter into and perform contracts of all kinds, to bring and defend actions at law or in equity, to buy, own, manage, sell, lease or otherwise acquire or dispose of Partnership assets, to pay all expenses incurred by or on behalf of the Partnership, and to cause the Partnership to enter into partnerships, joint ventures and similar arrangements; provided, however, that no action that would, if the Partnership were a corporation incorporated under the laws of the State of New Jersey, require the authorization of the board of directors of such corporation, shall be deemed authorized or be undertaken by the General Partners without the prior approval of the Board of Partner Representatives in accordance with Article 7 hereof. The General Partners may delegate matters within the authority of the General Partners hereunder to a General Partner who shall be the managing partner or to a third party, acting as agent for the Partners, pursuant to a management or similar agreement.

     6. Effective on and after the date hereof, Paragraph 13.1 of the Partnership Agreement is amended in its entirety to read as follows:

     13.1 Termination. The Partners hereby waive their right of partition and agree not to do anything that would terminate the Partnership prior to the expiration of its term without the prior written consent of the other Partners. No Partner may voluntarily withdraw from the Partnership without the prior written consent of all other Partners. Upon the withdrawal, death, retirement or insanity of the General Partner, or any other event of dissolution under the New Jersey Uniform Limited Partnership Law, the business of the Partnership shall be wound-up and terminated unless all remaining Partners, within 90 days thereafter, agree in writing that the Partnership shall be reconstituted and its business continued.

     7. On and after the date hereof, each reference in the Partnership Agreement to "this Partnership Agreement", "hereof", "hereunder" or words of like import referring to the Agreement shall mean and be a reference to the Partnership Agreement as amended by this Amendment. The Partnership Agreement, as amended by this Amendment, shall continue in full force and effect and is hereby in all respects ratified and confirmed.

     8. From time to time upon request and without further consideration, each of the parties hereto shall, and shall cause its subsidiaries and affiliates to, execute, deliver and acknowledge all such further instruments, including a Certificate of Limited Partnership, and do such further acts as any other party hereto may reasonably require to evidence or implement the conversion of the Partnership to a Limited Partnership pursuant to this Amendment.

     9. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New Jersey.

     10. Notwithstanding anything to the contrary contained in this Amendment, this Amendment will be deemed to include all provisions required by the New Jersey Casino Control Act and the regulations promulgated thereunder ("Casino Control Act") and to the extent that anything contained in this Amendment is inconsistent with the Casino Control Act, the provisions of the Casino Control Act shall govern and all provisions of the Casino Control Act, to the extent required by law to be included in this Amendment, are incorporated herein by reference as if fully restated in this Amendment.

     IN WITNESS WHEREOF, this Amendment has been executed as of the 7th day of October 1996.


                                         /s/ DONALD J. TRUMP
                                         --------------------------------------
                                             Donald J. Trump



                                         TC/GP, INC.

                                         By: /s/ DONALD J. TRUMP
                                         --------------------------------------
                                             Donald J. Trump, President



                                         TRUMP'S CASTLE HOTEL & CASINO, INC.

                                         By: NICHOLAS L. RIBIS
                                         --------------------------------------
                                             Nicholas L. Ribis
                                             Vice President